Exhibit 23.1



                       INDEPENDENT AUDITORS' CONSENT



The Dow Chemical Company:

We consent to the incorporation by reference in this Registration Statement of The Dow Chemical Company on Form S-3 of our reports dated February 6, 2001 and March 28, 2001, appearing in the Annual Report on Form 10-K and in the Current Report on Form 8-K dated April 4, 2001, respectively, of The Dow Chemical Company for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

Midland, Michigan
May 1, 2001